445 Park Avenue New York, NY 10022 (212) 371-8300 One Post Office Square Boston, MA 02109 (617) 457-0900 3000 Sand Hill Road Menlo Park, CA 94025 (650) 854-9111 One Ferry Building San Francisco, CA 94111 (415) 262-4860 Materials for Discussion January 24, 2005 Certain portions of this exhibit have been omitted pursuant to a Confidential Treatment Request filed separately with the Commission pursuant to Exchange Act Rule 24b-2(b). Omissions are indicated by "***" in this exhibit. Exhibit (c) (7)

Table of Contents Section 1 Strategic Alternatives Section 2 *** Financial Overview Section 3 Summary Term Sheet Section 4 Section 5 Section 6 Section 7 Section 8 Section 9 Section 10 VoIP Overview Preliminary Timetables Merger Model I - Merger with No Share Repurchase Merger Model II - Merger with Share Repurchase Selected Public Comparable Companies NewCo Financial Alternatives Comparable Valuation Analysis

Strategic Alternatives

Vialta Alternatives Liquidation Merger with *** Go Private Continue as currently constituted

*** Financial Overview

*** Balance Sheet Notes: Source: *** Management.

*** Summary Income Statements Actual Forecast Forecast 2004 2005 2006 Revenues 7,789,415 $ 30,732,047 $ 110,362,994 $ Cost of Sales 3,248,995 12,292,819 49,663,348 Gross Profit 4,540,420 18,439,228 60,699,646 Gross margin 58.3% 60.0% 55.0% Operating Expenses $1,170,140 $5,000,000 $10,000,000 Operating income (loss) 3,370,280 13,439,228 50,699,646 Other Income 633 Pretax Income 3,370,913 13,439,228 50,699,646 Taxes (1) $1,100,800 $4,703,730 $17,744,876 Tax rate 32.7% 35.0% 35.0% Net Income 2,270,113 $ 8,735,498 $ 32,954,770 $ (1) Assumes tax rate of 35% (2) Source: *** management

Capital Structure & Ownership ***

Summary *** Term Sheet

Summary *** Term Sheet The proposed transaction contemplates the acquisition of *** by Vialta In the Merger, Vialta would acquire 100% of the outstanding shares and options of the capital stock of *** , in exchange for the Purchase Consideration, consisting of shares of Vialta common stock To effect the Merger, Vialta would issue shares to *** equivalent to *** shares for each Vialta share and share equivalent Simultaneously with the Merger, Vialta shareholders will be given the option to tender their shares to receive the board-determined liquidation value (assumed in this analysis to be $0.30 per share) in cash A reverse stock split may be advisable, either just before or simultaneously with the Merger.

VoIP Overview

VoIP Overview The VoIP market remains a very fragmented space with many different systems being built to target wireline/wireless service providers, large enterprises, SMBs and consumers World's telephone networks still in the early stages of a major transformation to VoIP-based networks Deployment benefits of packetized voice have been proven to service providers and businesses, which will lead to an accelerated migration going forward Consumers are seeing rollouts of low-cost VoIP-based services from carriers and cable MSOs that are built around new broadband customer premise equipment systems with voice ports integrated into the designs or as an ad hoc analog terminal adapter Adoption of high-density media gateways and softswitches remains a major trend to follow, especially to enable lower-cost voice transport over an IP backbone According to IDC, softswitch and media gateway sales are projected to grow from $1.35 billion in 2004 to $9.27 billion in 2009, a CAGR of 47%. For enterprises, IP PBX and IP phone demand continues to grow as older TDM- centric PBSx and key systems are being replaced to support VoIP technologies. In the home, consumers will also drive significant use of VoIP technology within cable modems, xDSL and terminal adapters

IP Telephones Overview According to an IDC survey, IP telephones in the United States are in use by between 5.9% and 6.4% of U.S. workers IDC estimates the total worldwide IP telephone installed base at over 5 million, of which 60% or more are installed in the United States While most current sales are based on proprietary protocols such as Cisco's Skinny, and the rest are based on the H.323 standard, IDC expects increasing stress on the session initiation protocol (SIP). According to a recent IDC survey Cisco and Avaya are the market share leaders with 45% and 28%, respectively IDC expects the trend of increasing sales of IP telephones to continue and broaden out from its current geographic focus, mainly in North America, to Western Europe and Asia/Pacific.

Preliminary Timetables

Preliminary Timetable I - Go Private

Preliminary Timetable II - Merger, SarbOx, Follow-on

Merger Model - Scenario I Merger with No Share Repurchase

Transaction Summary Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock Pro Forma Ownership Vialta 28.6% *** 71.4% Purchase Price Data Equity purchase price (1) 48,947 $ Plus: *** debt - Less: *** cash *** Enterprise value 46,197 $ Shares Issued By Vialta Percentage of purchase price in cash 0.0% Percentage of purchase price in stock 100.0% Common equity paid by Vialta 48,947 $ Closing Price (01/21/05): 0.23 $ Vialta shares issued 217,544 Vialta Data Vialta common shares outstanding (2) 83,014 Vialta options/warrants outstanding (3) 4,004 Diluted common shares outstanding 87,018 Vialta fully diluted market capitalization 19,579 $ Vialta effective tax rate 0% *** Data *** effective tax rate 35%

Transaction Assumptions Share Repurchase Assumptions Other Assumptions Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock Vialta Share Repurchase Price per share (1) 0.28 $ Stock Repurchase - % of shares outstanding 0% Cash used for repurchase - $ Forgone interest on cash used for repurchase - Shares repurchased - Sipura Cash Returned Price per share (1) 0.28 $ Stock Repurchase - % of shares outstanding 0% Cash returned - $ Forgone interest on cash used for repurchase - Shares repurchased - Ownership Post Repurchases/Distributions Shares outstanding 304,562 Vialta Shares 87,018 Vialta % 28.6% *** Shares *** *** % 71.4%

Pro Forma Income Statement - 2005 Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock (amounts in thousands, except per share data) Fiscal Year Ending December 31, 2005E (1) Merger Vialta (1) *** (2) Adjustments Pro Forma Revenues 15,284 $ $ 1,250 $ (3) 47,266 $ Cost of sales (9,935) (700) (22,927) Gross profit 5,349 550 24,339 S,G&A (6,584) (2,512) (4) (14,096) R&D (1,250) - (1,250) Amortization and other expenses - (210) (5) (210) Total operating expenses (7,834) (2,722) (15,556) EBIT (2,485) (2,172) 8,782 Interest and other income (expense) 717 (22) 695 EBT (1,768) (2,194) 9,477 Income taxes - - (4,704) Net income (loss) (1,768) $ $ (2,194) $ 4,774 $ Diluted EPS (0.02) $ 0.02 $ Shares outstanding 83,259 217,544 300,803 Accretion / (Dilution) % 174.8% Accretion / (Dilution) $ 0.04 $ Notes: (1) Reflects Vialta Management estimates. Assumes 0.1% growth of shares outstanding per quarter beginning Q1 CY2005. (2) Reflects *** Management estimates. (3) Assumes preliminary estimated sales of broadband videophone. (4) Assumes $3.5 million in on-going public accounting and compliance expenses and SG&A savings of $1.0 in CY2005. (5) Assumes $1.5 million in transaction expenses to be amortized over 7 years. *** *** *** *** *** *** *** *** *** *** ***

Pro Forma Balance Sheet and Contribution Analysis Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock (amounts in thousands) 12/31/2004 12/31/2004 Merger Percentage Contribution Vialta(1)(2) *** (3) Adjustments(4) Pro Forma Vialta(1)(2) *** (3) Assets: Cash & equivalents 26,459 $ $ (1,468) $ 27,742 $ 90.6% 9.4% Accounts receivable 2,761 - 3,111 88.8% 11.2% Inventories 4,001 - 5,017 79.7% 20.3% Other 351 - 359 97.8% 2.2% Total current assets 33,572 (1,468) 36,229 89.1% 10.9% PP&E, net 302 - 395 76.5% 23.5% Other 29 - - 29 100.0% 0.0% Goodwill & intangibles - 47,315 47,315 NM NM Total assets 33,903 $ $ 45,846 $ 83,967 $ 88.9% 11.1% Liabilities: Accounts payable 500 $ $ - $ 517 $ 96.8% 3.2% Accrued expenses and liabilities 2,463 - 3,563 69.1% 30.9% Current portion of long term debt - - - NM NM Other current liabilities 1,310 - 1,310 100.0% 0.0% Total current liabilities 4,273 - 5,390 79.3% 20.7% Long term debt - - - NM NM Deferred income taxes - - - NM NM Other liabilities / minority interest - - - NM NM Stockholders' equity 29,630 45,846 78,577 90.5% 9.5% Total liabilities and stockholders' equity 33,903 $ $ 45,846 $ 83,967 $ 88.9% 11.1% Working capital 29,299 $ $ (1,468) $ 30,839 $ 90.7% 9.3% Notes: (1) Source: Vialta Management. (2) Assumes receipt of $5M Artisan note. (3) Source: *** Management. (4) Reflects transaction expenses and cash used for simultaneous repurchase of VLTA shares. *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***

Income Statement Contribution Analysis - 2004 Notes: (1) Reflects VLTA management estimates. (2) Reflects *** management estimates. Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock Twelve Months Ending December 31, 2004E (amounts in thousands) Dollar Contribution Combined Percentage Contribution Vialta (1) *** (2) Company Vialta *** Revenues 12,227 $ $ 20,016 $ 61.1% 38.9% Cost of sales (8,521) (11,770) 72.4% 27.6% Gross profit 3,706 8,246 44.9% 55.1% S,G&A (6,584) (7,748) 85.0% 15.0% R&D (1,247) (1,253) 99.5% 0.5% Amortization and other expenses - - NM NM Total operating expenses (7,831) (9,001) 87.0% 13.0% EBIT (4,125) (755) -546.6% 446.6% Interest and other income (expense) 717 718 99.9% 0.1% EBT (3,408) (37) NM NM Income taxes - (1,101) 0.0% 100.0% Net income (loss) (3,408) $ $ (1,138) $ -299.5% 199.5% *** *** *** *** *** *** *** *** *** *** ***

Income Statement Contribution Analysis - 2005 Notes: (1) Reflects VLTA management estimates. (2) Reflects *** management estimates. Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock Twelve Months Ending December 31, 2005E (amounts in thousands) Dollar Contribution Combined Percentage Contribution Vialta (1) *** (2) Company Vialta *** Revenues 15,284 $ $ 46,016 $ 33.2% 66.8% Cost of sales (9,935) (22,227) 44.7% 55.3% Gross profit 5,349 23,789 22.5% 77.5% S,G&A (6,584) (11,584) 56.8% 43.2% R&D (1,250) (1,250) NM NM Amortization and other expenses - - NM NM Total operating expenses (7,834) (12,834) 61.0% 39.0% EBIT (2,485) 10,955 -22.7% 122.7% Interest and other income (expense) 717 717 100.0% 0.0% EBT (1,768) 11,672 -15.1% 115.1% Income taxes - (4,704) NM NM Net income (loss) (1,768) $ $ 6,968 $ -25.4% 125.4% *** *** *** *** *** *** *** *** *** *** ***

Merger Model - Scenario II Merger with Share Repurchase

Transaction Summary Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash Pro Forma Ownership Vialta 28.6% *** 71.4% Purchase Price Data Equity purchase price (1) 48,947 $ Plus: *** debt - Less: *** cash (2,751) Enterprise value 46,197 $ Shares Issued By Vialta Percentage of purchase price in cash 0.0% Percentage of purchase price in stock 100.0% Common equity paid by Vialta 48,947 $ Closing Price (01/21/05): 0.23 $ Vialta shares issued 217,544 Vialta Data Vialta common shares outstanding (2) 83,014 Vialta options/warrants outstanding (3) 4,004 Diluted common shares outstanding 87,018 Vialta fully diluted market capitalization 19,579 $ Vialta effective tax rate 0% *** Data *** effective tax rate 35%

Transaction Assumptions Share Repurchase Assumptions Other Assumptions Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash Vialta Share Repurchase Price per share (1) 0.28 $ Stock Repurchase - % of shares outstanding 50% Cash used for repurchase 12,182 $ Forgone interest on cash used for repurchase 183 Shares repurchased 43,509 *** Cash Returned Price per share (1) 0.28 $ Stock Repurchase - % of shares outstanding 0% Cash returned - $ Forgone interest on cash used for repurchase - Shares repurchased - Ownership Post Repurchases/Distributions Shares outstanding 261,053 Vialta Shares 43,509 Vialta % 16.7% *** Shares 217,544 *** % 83.3%

Pro Forma Income Statement - 2005 Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash Notes: (1) Reflects Vialta Management estimates. Assumes 0.1% growth of shares outstanding per quarter beginning Q1 CY2005. (2) Reflects *** Management estimates. (3) Assumes preliminary estimated sales of broadband videophone. (4) Assumes $3.5 million in on-going public accounting and compliance expenses and SG&A savings of $1.0 in CY2005. (5) Assumes $1.5 million in transaction expenses to be amortized over 7 years. (amounts in thousands, except per share data) Fiscal Year Ending December 31, 2005E (1) Merger Vialta (1) *** (2) Adjustments Pro Forma Revenues 15,284 $ $ 1,250 $ (3) 47,266 $ Cost of sales (9,935) (700) (22,927) Gross profit 5,349 550 24,339 S,G&A (6,584) (2,512) (4) (14,096) R&D (1,250) - (1,250) Amortization and other expenses - (210) (5) (210) Total operating expenses (7,834) (2,722) (15,556) EBIT (2,485) (2,172) 8,782 Interest and other income (expense) 717 (205) 512 EBT (1,768) (2,377) 9,295 Income taxes - - (4,704) Net income (loss) (1,768) $ $ (2,377) $ 4,591 $ Diluted EPS (0.02) $ 0.02 $ Shares outstanding 83,259 174,035 257,294 Accretion / (Dilution) % 184.0% Accretion / (Dilution) $ 0.04 $ *** *** *** *** *** *** *** *** *** *** ***

Pro Forma Balance Sheet and Contribution Analysis Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash (amounts in thousands) 12/31/2004 12/31/2004 Merger Percentage Contribution Vialta(1)(2) *** (3) Adjustments(4) Pro Forma Vialta(1)(2) *** (3) Assets: Cash & equivalents 26,459 $ $ (13,651) $ 15,559 $ 90.6% 9.4% Accounts receivable 2,761 - 3,111 88.8% 11.2% Inventories 4,001 - 5,017 79.7% 20.3% Other 351 - 359 97.8% 2.2% Total current assets 33,572 (13,651) 24,046 89.1% 10.9% PP&E, net 302 - 395 76.5% 23.5% Other 29 - 29 100.0% 0.0% Goodwill & intangibles - 47,315 47,315 NM NM Total assets 33,903 $ $ 33,664 $ 71,785 $ 88.9% 11.1% Liabilities: Accounts payable 500 $ $ - $ 517 $ 96.8% 3.2% Accrued expenses and liabilities 2,463 - 3,563 69.1% 30.9% Current portion of long term debt - - - NM NM Other current liabilities 1,310 - 1,310 100.0% 0.0% Total current liabilities 4,273 - 5,390 79.3% 20.7% Long term debt - - - NM NM Deferred income taxes - - - NM NM Other liabilities / minority interest - - - NM NM Stockholders' equity 29,630 33,664 66,395 90.5% 9.5% Total liabilities and stockholders' equity 33,903 $ $ 33,664 $ 71,785 $ 88.9% 11.1% Working capital 29,299 $ $ (13,651) $ 18,657 $ 90.7% 9.3% Notes: (1) Source: Vialta Management. (2) Assumes receipt of $5M Artisan note. (3) Source: *** Management. (4) Reflects transaction expenses and cash used for simultaneous repurchase of VLTA shares. *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** *** ***

Income Statement Contribution Analysis - 2004 Notes: (1) Reflects VLTA management estimates. (2) Reflects *** management estimates. Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash Twelve Months Ending December 31, 2004E (amounts in thousands) Dollar Contribution Combined Percentage Contribution Vialta (1) *** (2) Company Vialta *** Revenues 12,227 $ $ 20,016 $ 61.1% 38.9% Cost of sales (8,521) (11,770) 72.4% 27.6% Gross profit 3,706 8,246 44.9% 55.1% S,G&A (6,584) (7,748) 85.0% 15.0% R&D (1,247) (1,253) 99.5% 0.5% Amortization and other expenses - - NM NM Total operating expenses (7,831) (9,001) 87.0% 13.0% EBIT (4,125) (755) -546.6% 446.6% Interest and other income (expense) 717 718 99.9% 0.1% EBT (3,408) (37) NM NM Income taxes - (1,101) 0.0% 100.0% Net income (loss) (3,408) $ $ (1,138) $ -299.5% 199.5% *** *** *** *** *** *** *** *** *** *** *** ***

Income Statement Contribution Analysis - 2005 Notes: (1) Reflects VLTA management estimates. (2) Reflects *** management estimates. Vialta / *** Assumes a Purchase Price of $49 Million Merger Consideration of 100% Stock and Simultaneous Repurchase of 50% of VLTA Stock for Cash Twelve Months Ending December 31, 2005E (amounts in thousands) Dollar Contribution Combined Percentage Contribution Vialta (1) *** (2) Company Vialta *** Revenues 15,284 $ $ 46,016 $ 33.2% 66.8% Cost of sales (9,935) (22,227) 44.7% 55.3% Gross profit 5,349 23,789 22.5% 77.5% S,G&A (6,584) (11,584) 56.8% 43.2% R&D (1,250) (1,250) NM NM Amortization and other expenses - - NM NM Total operating expenses (7,834) (12,834) 61.0% 39.0% EBIT (2,485) 10,955 -22.7% 122.7% Interest and other income (expense) 717 717 100.0% 0.0% EBT (1,768) 11,672 -15.1% 115.1% Income taxes - (4,704) NM NM Net income (loss) (1,768) $ $ 6,968 $ -25.4% 125.4% *** *** *** *** *** *** *** *** *** *** *** ***

Ownership Matrix (shares in thousands) Vialta Shs Repurchased Ratio 2.50 : 1.00 2.25 : 1.00 2.00 : 1.00 Vialta Shares *** Shares Vialta Shares *** Shares Vialta Shares *** Shares - 87,018 217,544 87,018 195,790 87,018 174,035 8,702 78,316 217,544 78,316 195,790 78,316 174,035 17,404 69,614 217,544 69,614 195,790 69,614 174,035 26,105 60,912 217,544 60,912 195,790 60,912 174,035 34,807 52,211 217,544 52,211 195,790 52,211 174,035 43,509 43,509 217,544 43,509 195,790 43,509 174,035 % VLTA Shs Repurchased Ratio 2.50 : 1.00 2.25 : 1.00 2.00 : 1.00 Vialta % O/S *** % O/S Vialta % O/S *** % O/S Vialta % O/S *** % O/S 0.0% 28.6% 71.4% 30.8% 69.2% 33.3% 66.7% 10.0% 26.5% 73.5% 28.6% 71.4% 31.0% 69.0% 20.0% 24.2% 75.8% 26.2% 73.8% 28.6% 71.4% 30.0% 21.9% 78.1% 23.7% 76.3% 25.9% 74.1% 40.0% 19.4% 80.6% 21.1% 78.9% 23.1% 76.9% 50.0% 16.7% 83.3% 18.2% 81.8% 20.0% 80.0%

Comparable Public Company Analysis

Comparable Public Company Analysis

8x8, Inc. - Overview Status: Public (NASDAQ: EGHT) Headquarters: Santa Clara, CA Employees: 44 URL: www.8x8.com Management: Bryan Martin (Chairman & CEO) Dr. Barry Andrews (Pres. & Director) James Sullivan (CFO) Recent News: 01/06/05: Packet8 Virtual Office Small Business VoIP System Ready for Retail Shelves 12/02/04: Packet8 VoIP Offerings Now Available at Voxilla.com 11/30/04: 8x8 Signs Agreement with D&H Distributing for Packet8 VoIP 11/10/04: 8x8 Expands Distribution Channel for Packet8 VoIP Services Through Partnership with Escape International Business Snapshot: Company Overview Selected Financial Data

8x8, Inc. - Overview (cont'd) Products / Services

8x8, Inc. - LTM Stock Performance

8x8, Inc. - 5 Year Stock Performance

8x8, Inc. - LTM Trading Volume Histogram

Comparable M&A Transaction Analysis

Vialta / *** Valuation Analysis As of January 21, 2005 (in thousands except multiples) CY 2005E CY 2006E Composite of Selected Comparable Companies: Median 2.6x 2.6x (1) CY 2005E CY 2006E Vialta/ *** 46,016 $ 174,980 $ (2) Implied Valuation: Median Enterprise Value $120,530 $458,325 plus cash $27,800 $27,800 Total Value $148,330 $486,125 Ownership Vialta Shareholders 28.57% 28.57% *** Shareholders 71.43% 71.43% Vialta Shareholders $42,380 $138,893 *** Shareholders $105,950 $347,232 Equity Value Enterprise Value Revenue Enteprise Value / Revenue Notes: (1) CY 2005E Enterprise Value / Revenue multiple assumed for CY 2006E. (2) Based on Vialta Management estimates, *** Management estimates and Management estimates of revenue from broadband videophone. Notes: (1) CY 2005E Enterprise Value / Revenue multiple assumed for CY 2006E. (2) Based on Vialta Management estimates, Management estimates and *** Management estimates of revenue from broadband videophone.

NewCo Financial Alternatives

NewCo Financial Alternatives Grow organically Grow organically and add acquisitions Achieve reasonable valuation and sell company Relist on NASDAQ NMS Effect 10:1 or greater reverse stock split Subsequent equity offering: Further liquidity for VLTA shareholders Capital for growth and acquisitions

NASDAQ Small Cap Listing Requirements Requirements Initial Listing Continued Listing Stockholders' equity OR Market value of listed securities OR Net income from continuing operations (in latest fiscal year or 2 of the last 3 fiscal years) $5 million OR $50 million OR $750,000 $2.5 million OR $35 million OR $500,000 Publicly held shares 1 million 500,000 Market value of publicly held shares $5 million $1 million Minimum bid price $4 $1 Shareholders (round lot holders) 300 300 Market makers 3 2 Operating history OR Market value of listed securities 1 year OR $50 million N/A Corporate governance Yes Yes

Comparable Valuation Analysis

Liquidation Analysis

*** / *** Offers Valuation of *** and *** offer previously received and prior to withdrawal of the offers *** *** Value of transaction 30,458 $ 28,000 $ Value per share in cash to shareholders 0.17 $ 0.17 $ Value per share in stock to shareholders 0.20 $ 0.17 $ Total value to shareholders 0.37 $ 0.34 $